As filed with the Securities and Exchange Commission on July 5, 2006

Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Chesapeake Utilities Corporation
(Exact name of registrant as specified in its charter)

Delaware	51-0064146
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

909 Silver Lake Boulevard
Dover, Delaware 19904
(302) 734-6799
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael P. McMasters, Senior Vice President &
Chief Financial Officer
Chesapeake Utilities Corporation
909 Silver Lake Boulevard
Dover, Delaware 19904
(302) 734-6799
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey E. Decker, Esq.
Baker & Hostetler LLP
2300 SunTrust Center
200 S. Orange Avenue
Orlando, Florida 32801
(407) 649-4000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _____________

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [ ]

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee (1)
Common Stock, par value per share $0.4867 Debt Securities TOTAL			$40,000,000.00	$4,280.00

(1)   The Registrant is registering an indeterminate aggregate initial offering price and number of shares of common stock, par value per share $0.4867, and an indeterminate aggregate amount of debt securities, as may from time to time be offered at indeterminate prices. The maximum aggregate offering price for all securities that the Registrant is registering is $40 million. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rule 457(o), the Registrant is required to specify only the maximum aggregate offering price for all classes of securities being registered.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

ii

PROSPECTUS

Chesapeake Utilities Corporation

Common Stock and Debt Securities

We may offer, from time to time in one or more offerings, in amounts, at prices and on terms that we will determine at the time of offering, shares of our common stock, par value per share $0.4867 (the “Common Stock”), and/or debt securities. We will provide the specific terms of any offering of Common Stock and/or debt securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which we will offer these securities and may also supplement, update or amend information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement, and any documents incorporated by reference into this prospectus carefully before you invest.

We may sell Common Stock and/or debt securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.

Our Common Stock is listed on the New York Stock Exchange under the symbol, “CPK.” The last reported sale price of our common shares on the New York Stock Exchange on [_______], 2006 was $[________] per share.

These Securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is [_________], 2006.

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus or any applicable supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any applicable supplement to this prospectus as if we had authorized it. This prospectus and any applicable prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. Nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus or any applicable prospectus supplement is correct on any date after its date, even though this prospectus or a supplement is delivered or securities are sold on a later date.

TABLE OF CONTENTS

Forward-Looking Information	2
About This Prospectus	2
Where You Can Find More Information	3
Incorporation of Certain Information by Reference	3
The Company	5
Use of Proceeds	5
Description of Common Stock	5
Description of Debt Securities	8
Ratio of Earnings to Fixed Charges	8
Plan of Distribution	8
Experts	10
Legal Matters	10

FORWARD-LOOKING INFORMATION

This prospectus and the applicable prospectus supplements include and incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “plan,” “estimate,” “project” or similar expressions. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Actual results could differ materially from those in forward-looking statements because of, among other reasons, the factors described under the caption “Risk Factors” in the periodic reports that we file with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf process, we may sell any combination of our Common Stock and/or debt securities described in this prospectus in one or more offerings up to a total amount of $40,000,000.00. This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the applicable prospectus supplement together with additional information described under the headings, “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “we,” “us,” “our,” the “Company,” the “Registrant” or “Chesapeake” mean Chesapeake Utilities Corporation and all entities owned or controlled by Chesapeake Utilities Corporation. When we refer to our “Certificate of Incorporation,” we mean Chesapeake Utilities Corporation’s Amended Certificate of Incorporation, and when we refer to our “Bylaws,” we mean Chesapeake Utilities Corporation’s Amended Bylaws.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”) pursuant to the Exchange Act. Such filings are available to the public from the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of any document filed by us at prescribed rates by writing to the Public Reference Section of the SEC at that address. You may obtain information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. You may inspect reports and other information that we file at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005. Information about us, including our filings, is also available on our website at http://www.chpk.com; however, that information is not part of this prospectus or any accompanying prospectus supplement.

We have filed a registration statement, of which this prospectus is a part, and related exhibits with the SEC under the Securities Act. That registration statement contains additional information about us and the Common Stock and debt securities. You may inspect the registration statement and exhibits without charge at the SEC’s Public Reference Room or at the SEC’s web site set forth above, and you may obtain copies from the SEC at prescribed rates.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document that is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the SEC, modifies or replaces that information. Any statement made in this prospectus or any prospectus supplement concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed or incorporated by reference any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

We incorporate by reference the following documents we filed, excluding any information contained therein or attached as exhibits thereto which has been furnished to, but not filed with, the SEC:

(a)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed on March 7, 2006;

(b)	Our Current Report on Form 8-K dated March 11, 2006, filed on March 16, 2006;

(c)	Our definitive Proxy Statement on Schedule 14A filed on March 31, 2006;

(d)	Our Current Report on Form 8-K dated May 2, 2006, filed on May 3, 2006;

(e)	Our Current Report on Form 8-K dated May 1, 2006, filed on May 5, 2006;

(f)	Our Current Report on Form 8-K dated May 5, 2006, filed on May 5, 2006;

(g)	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2006, filed on May 10, 2006;

(h)	Our Current Report on Form 8-K dated May 31, 2006, filed on June 2, 2006;

(i)	Our Current Report on Form 8-K dated June 13, 2006, filed on June 19, 2006;

(j)
The description of our preferred stock purchase rights contained in our Registration Statement on Form 8-A filed on August 24, 1999, and all amendments or reports filed with the SEC for the purpose of updating such description, and further described in the section, “Description of Common Stock”; and

(k)
The description of our Common Stock contained in our registration statements filed pursuant to Section 12 of the Exchange Act, and all amendments or reports filed with the SEC for the purpose of updating such description, and further described in the section, “Description of Common Stock.”

Any documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the securities to which this prospectus relates will automatically be deemed to be incorporated by reference in this prospectus and a part of this prospectus from the date of filing such documents; provided however, that we are not incorporating, in each case, any documents or information contained therein that has been furnished to, but not filed with, the SEC.

To receive a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in any such documents), call or write Chesapeake Utilities Corporation, 909 Silver Lake Boulevard, Dover, Delaware 19904, Attention: Michael P. McMasters, Senior Vice President and Chief Financial Officer, telephone number (302) 734-6799. We also maintain a web site that contains additional information about us (http://www.chpk.com).

You should rely only on the information incorporated by reference or set forth in this prospectus or the applicable prospectus supplement. We have not authorized anyone else to provide you with different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are offering these securities only in states where the offer is permitted.

You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front pages of these documents.

THE COMPANY

We are a diversified utility company engaged directly or through subsidiaries in natural gas distribution, transmission and marketing, propane distribution and wholesale marketing, advanced information services and other related businesses. We are a Delaware corporation that was formed in 1947. Our three natural gas distribution divisions serve approximately 54,800 residential, commercial and industrial customers in central and southern Delaware, Maryland’s Eastern Shore and parts of Florida. Our natural gas transmission subsidiary, Eastern Shore Natural Gas Company, operates a 331-mile interstate pipeline system that transports gas from various points in Pennsylvania to our Delaware and Maryland distribution divisions, as well as to other utilities and industrial customers in southern Pennsylvania, Delaware and on the Eastern Shore of Maryland. Our propane distribution operation serves approximately 32,900 customers in central and southern Delaware, the Eastern Shore of Maryland and Virginia, southeastern Pennsylvania, and parts of Florida; and our wholesale propane marketing subsidiary markets propane to large independent and petrochemical companies, resellers and retail propane companies in the United States. Our advanced information services segment provides domestic and international clients with information technology-related business services and solutions for both enterprise and e-business applications.

Our principal executive office is located at 909 Silver Lake Boulevard, Dover, Delaware 19904, and our telephone number is (302) 734-6799. Our website address is http://www.chpk.com. Information on our website does not constitute part of this prospectus.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement, the net proceeds from the sale of Common Stock and/or debt securities will be added to our general corporate funds and may be used for general corporate purposes including, but not limited to, financing of capital expenditures, repayment of short-term debt, funding share repurchases, financing acquisitions, investing in subsidiaries and general working capital purposes. Prior to such application, all or a portion of the net proceeds may be invested in short-term investments.

DESCRIPTION OF COMMON STOCK

Our Certificate of Incorporation authorizes us to issue up to 12,000,000 shares of Common Stock, par value per share $0.4867. As of March 31, 2006, we had 5,931,487 shares of Common Stock outstanding. In addition, as of March 31, 2006, we have reserved 572,373 shares of Common Stock for issuance under our equity-based compensation plans and 30,000 shares of Common Stock for issuance upon the exercise of warrants. Our Certificate of Incorporation also authorizes us to issue up to 2,000,000 shares of preferred stock, par value per share $0.01; however, no shares of preferred stock are outstanding. Our Common Stock is listed on the New York Stock Exchange under the symbol, “CPK.” The transfer agent and registrar of the Common Stock is Computershare Trust Company, N.A., P.O. Box 43010, Providence, Rhode Island 02940-3010.

The following descriptions of our Common Stock and preferred stock set forth certain of their general terms and provisions. The following descriptions are in all respects subject to and qualified by reference to the applicable provisions of our Certificate of Incorporation and our Bylaws.

Holders of our Common Stock are entitled to receive dividends when, as and if declared by our Board of Directors, out of funds legally available therefor. If we are liquidated, dissolved or involved in any winding-up, the holders of our Common Stock are entitled to receive ratably any assets legally available for distribution to holders of Common Stock. Holders of our Common Stock possess ordinary voting rights, with each share entitling the holder to one vote. Directors are elected by a plurality of the votes cast by the holders of our Common Stock present in person or represented by proxy at the meeting and entitled to vote for the election of directors. Holders of our Common Stock do not have preemptive rights, which means that they have no right to acquire any additional shares of Common Stock that we may subsequently issue (other than pursuant to the Rights, described below). Holders of our Common Stock also do not have conversion or subscription rights, and the Common Stock is not subject to redemption by the Company.

All of our shares of Common Stock currently outstanding are, and any shares of Common Stock offered hereby when issued will be, fully paid and nonassessable.

We may issue preferred stock from time to time, by authorization of our Board of Directors and without the necessity of further action or authorization by our stockholders, in one or more series and with such voting powers, designations, preferences and relative, participating, optional or other special rights and qualifications as our Board may, in its discretion, determine, including, but not limited to (a) the distinctive designation of such series and the number of shares to constitute such series; (b) the dividends, if any, for such series; (c) the voting power, if any, of shares of such series; (d) the terms and conditions (including price), if any, upon which shares of such stock may be converted into or exchanged for shares of stock of any other class or any other series of the same class or any other securities or assets; (e) our right, if any, to redeem shares of such series and the terms and conditions of such redemption; (f) the retirement or sinking fund provisions, if any, of shares of such series and the terms and provisions relative to the operation thereof; (g) the amount, if any, which the holders of the shares of such series shall be entitled to receive in case of our liquidation, dissolution or winding-up; (h) the limitations and restrictions, if any, upon the payment of dividends or the making of other distributions on, and upon our purchase, redemption, or other acquisition of, our Common Stock; and (i) the conditions or restrictions, if any, upon the creation of indebtedness or upon the issuance of any additional stock.

Under our Certificate of Incorporation, the affirmative vote of not less than 75% of the total voting power of all outstanding shares of our stock is required to approve our merger or consolidation with, or the sale of all or substantially all of our assets or business to, any other corporation (other than a corporation 50% or more of the common stock of which we own), if such corporation or its affiliates singly or in the aggregate own or control directly or indirectly 5% or more of our outstanding shares of Common Stock, unless the transaction is approved by our Board of Directors prior to the acquisition by such corporation or its affiliates of ownership or control of 5% or more of our outstanding shares of Common Stock. In addition, our Certificate of Incorporation provides for a classified Board of Directors under which one-third of the members are elected annually for three-year terms. The supermajority voting requirement for certain mergers and consolidations and our classified Board of Directors may have the effect of delaying, deferring or preventing a change in control of the Company.

On August 25, 1999, we filed with the SEC a Registration Statement on Form 8-A with respect to Rights (defined below) to purchase our Series A Participating Cumulative Preferred Stock, par value per share $0.01 (the “Preferred Shares”). On August 20, 1999, our Board of Directors declared a dividend distribution of one preferred share purchase right (a “Right”) for each outstanding share of our Common Stock. The dividend was payable to the stockholders of record on September 3, 1999 (the “Record Date”). One Right will also be issued with each share of Common Stock issued thereafter until the Distribution Date (defined below) and, in certain circumstances, with each share of Common Stock issued after the Distribution Date. Except as set forth below, each Right, when it becomes exercisable, entitles the registered holder to purchase from the Company one-fiftieth of a Preferred Share at a price of $54.56 (the “Purchase Price”), subject to adjustment. The description and terms of the Rights and the definition of the “Distribution Date” are set forth in a Rights Agreement (the “Rights Agreement”) between the Corporation and Computershare Trust Company, N.A., successor to BankBoston, N.A., as Rights Agent (the “Rights Agent”), dated as of August 20, 1999. The Rights are not exercisable until the Distribution Date and will expire at the close of business on August 20, 2009, unless earlier redeemed by the Company. The Registration Statement on Form 8-A, and the Rights Agreement attached thereto as an exhibit, are incorporated herein by reference. This description of the Rights, the Rights Agreement and the Preferred Shares is in all respects subject to and qualified by reference to the Registration Statement on Form 8-A, the Rights Agreement attached thereto as an exhibit and the applicable provisions of our Certificate of Incorporation and our Bylaws.

The Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment equal to the greater of (i) $13.00 per share (or $0.26 per 1/50th of a Preferred Share) and (ii) an aggregate dividend per share of 50 times (subject to adjustment) the dividend declared per share of Common Stock. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $900.00 per share (or $18.00 per 1/50th of a Preferred Share); thereafter, and after the holders of the Common Stock receive a liquidation payment of $18.00 per share, the holders of the Preferred Shares and the holders of the Common Stock will share the remaining assets in the ratio of 50 (subject to adjustment) to one for each Preferred Share and share of Common Stock so held, respectively. In the event of any merger, consolidation or other transaction in which Common Stock is exchanged, each Preferred Share will be entitled to receive 50 times (subject to adjustment) the amount received per share of Common Stock. The holders of Preferred Shares will be entitled to vote on all matters submitted to a vote of the Common Stock (with the Preferred Shares being entitled to 50 votes per share). In the event that the amount of accrued and unpaid dividends on the Preferred Shares is equivalent to six full quarterly dividends or more, the holders of the Preferred Shares shall have the right, voting as a class, to elect two directors in addition to the directors elected by the holders of the Common Stock until all cumulative dividends on the Preferred Shares have been paid through the last quarterly dividend payment date. These rights are protected by customary anti-dilution provisions.

Because of the nature of the dividend, liquidation and voting rights of the Preferred Shares, the value of a one-fiftieth interest in a Preferred Share purchasable upon the exercise of a Right should approximate the value of one share of Common Stock.

The Rights approved by the Board of Directors of the Company were designed to protect the value of the outstanding Common Stock in the event of an unsolicited attempt by an acquirer to take over the Company in a manner or on terms not approved by the Board of Directors. The Rights were not intended to prevent a takeover of the Company at a fair price and should not interfere with any merger or business combination approved by the Board of Directors. The Rights have no dilutive effect, nor do they affect reported earnings per share or change the way in which the Common Stock is traded.

The Rights may have the effect of rendering more difficult or discouraging an acquisition of the Company deemed undesirable by the Board of Directors. If a person or group attempts to acquire the Company on terms or in a manner not approved by the Board of Directors, then the Rights may cause such person’s or group’s ownership interest to become substantially diluted unless the offer includes, as a condition to the acquisition, a provision that the Rights will be purchased, redeemed or otherwise effectively eliminated.

DESCRIPTION OF DEBT SECURITIES

A description of the debt securities that we may offer will be included in an applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

Our ratios of earnings to fixed charges for the fiscal years ended December 31, 2001 - 2005, were as follows:

Time Period	Ratio
2001	3.23
2002	3.26
2003	3.66
2004	3.73
2005	4.10

Our ratio of earnings to fixed charges for the quarterly period ended March 31, 2006, was 7.38.

The ratio of earnings to fixed charges is computed by dividing fixed charges into earnings plus fixed charges. For purposes of computing this ratio, earnings have been calculated as pretax income from continuing operations before adjustment for minority interests in consolidated subsidiaries. Fixed charges include a portion of rents representative of the interest factor, interest on indebtedness and the amortization of debt discounts and expenses.

PLAN OF DISTRIBUTION

We may sell securities offered pursuant to any applicable prospectus supplement to one or more underwriters for public offering and sale by them or we may sell such securities to investors directly or through agents, some of which may be dealers. We may also sell the securities through a combination of these methods. The name of any underwriter or agent involved in the offer and sale of such securities will be included in the applicable prospectus supplement.

The distribution of securities offered pursuant to any applicable prospectus supplement may occur:

(a)	at a fixed price or prices, which may be changed;

(b)	at market prices prevailing at the time of sale;

(c)	at prices related to prevailing market prices; or

(d)	at negotiated prices.

From time to time, we may also authorize underwriters acting as our agents to offer and sell securities upon the terms and conditions set forth in an applicable prospectus supplement. Underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions in connection with the sale of securities offered pursuant to any applicable prospectus supplement. Underwriters may also receive commissions from purchasers of securities for whom such underwriters may act as agent. Underwriters may sell securities offered pursuant to any applicable prospectus supplement to or through dealers. Such dealers may receive compensation in the form of discounts, concessions from the underwriters or commissions from the purchasers for whom such dealers may act as agent.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of common shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of common shares. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or a post-effective amendment to this registration statement.

We will describe in the applicable prospectus supplement any underwriting compensation we pay to underwriters or agents in connection with any offering of securities. Likewise, we will also describe any discounts, concessions or commissions allowed by underwriters to participating dealers in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against certain civil liabilities, including liabilities under the Securities Act, and to reimburse these persons for certain expenses. We will describe any indemnification agreements in the applicable prospectus supplement.

If indicated in the applicable prospectus supplement, we may authorize dealers acting as our agents to solicit offers by certain institutions to purchase the securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. Each delayed delivery contract will be for an amount not less than the respective amounts stated in the applicable prospectus supplement. Likewise, the aggregate principal amount of the securities sold pursuant to delayed delivery contracts will not be less or more than the respective amounts stated in the applicable prospectus supplement. We may make delayed delivery contracts with various institutions, including commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions. Delayed delivery contracts will always be subject to our approval. Delayed delivery contracts will not be subject to any conditions except the following:

(a)
The purchase by an institution of the securities covered by its delayed delivery contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject; and

(b)
If the securities are being sold to underwriters, we shall have sold to such underwriters the total principal amount of the offered securities less the principal amount covered by the delayed delivery contracts.

Certain of the underwriters or their affiliates may, but will not necessarily, be customers of, engage in transactions with or perform services for us or one or more of our subsidiaries in the ordinary course of our and/or their business. It is also possible that certain of the underwriters or their affiliates may be affiliates of banking institutions or other financial services firms with which we or one or more of our subsidiaries has a pre-existing business relationship.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2005, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

The validity of the Common Stock and debt securities will be passed upon for the Company by Baker & Hostetler LLP, Orlando, Florida. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the fees and expenses in connection with the issuance and distribution of the securities being registered hereunder. Except for the SEC registration fee, all amounts are estimates. Certain amounts that cannot be presently estimated will be provided in amendments to this registration statement.

SEC registration fee	$4,280.00
NYSE listing fee	5,000.00
Accounting fees and expenses	70,000.00
Legal fees and expenses (other than Blue Sky)	50,000.00
Blue Sky fees and expenses (including counsel fees)	5,000.00
Printing and engraving expenses	20,000.00
Transfer agent’s and registrar’s fees and expenses	10,000.00
Rating Agency fees	50,000.00
Miscellaneous expenses	10,000.00
Total	$224,280.00

Item 15. Indemnification of Directors and Officers.

Under the Company’s Bylaws, each person who was or is made a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact he is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise (including employee benefit plans), is entitled to indemnification and to be held harmless by the Company to the fullest extent permitted by the General Corporation Law of the State of Delaware (the “DGCL”) against all expense, liabilities and loss (including attorneys’ fees, judgments, fines or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith, including liabilities arising under the Securities Act. These indemnification rights include the right to be paid by the Company the expenses incurred in defending any action, suit or proceeding in advance of its final disposition, subject to the receipt by the Company of an undertaking by or on behalf of such person to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified. These indemnification rights under the Bylaws are not exclusive of any other indemnification right which any person may have or acquire under any law, bylaw, agreement, vote of stockholders, disinterested directors or otherwise.

Under Section 145 of the DGCL, a corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any action, suit, or proceeding by reason of the fact that he is or was a director or officer of such corporation if such person acted in good faith and in a manner he reasonably believed to be in and not opposed to the best interest of the corporation and, with respect to a criminal action or proceeding, such person had no reasonable cause to believe that his conduct was unlawful, except that, in the case of any action or suit by or in the right of the corporation (such as a derivative action), no indemnification is permitted if the person shall be adjudged liable to the corporation (other than indemnification for such expenses as a court shall determine such person is fairly and reasonably entitled).

Article Eleven of the Company’s Certificate of Incorporation provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for breach of the director’s duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit.

The Company has in effect liability insurance policies covering certain claims against any director or officer of the Company by reason of certain breaches of duty, neglect, error, misstatement, omission or other act committed by such person in his capacity as director or officer.

Item 16. Exhibits.

A list of exhibits filed herewith or incorporated by reference is contained in the Exhibit Index, which is incorporated herein by reference.

Item 17. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the Registration Statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) (A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dover, State of Delaware, on June 15, 2006.

CHESAPEAKE UTILITIES CORPORATION

By:  /s/ John R. Schimkaitis
John R. Schimkaitis
President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John R. Schimkaitis, Michael P. McMasters and Beth W. Cooper, or any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Ralph J. Adkins	/s/ John R. Schimkaitis
Ralph J. Adkins, Chairman of the Board	John R. Schimkaitis, President,
and Director	Chief Executive Officer and Director
Date: June 15, 2006	Date: June 15, 2006

/s/ Michael P. McMasters	/s/ Eugene H. Bayard
Michael P. McMasters, Senior Vice President	Eugene H. Bayard, Director
and Chief Financial Officer	Date: June 15, 2006
(Principal Financial and Accounting Officer)
Date: June 15, 2006

/s/ Richard Bernstein	/s/ Thomas J. Bresnan
Richard Bernstein, Director	Thomas J. Bresnan, Director
Date: June 15, 2006	Date: June 15, 2006

/s/ Walter J. Coleman	/s/ Thomas P. Hill, Jr.
Walter J. Coleman, Director	Thomas P. Hill, Jr., Director
Date: June 15, 2006	Date: June 15, 2006

/s/ J. Peter Martin	/s/ Joseph E. Moore
J. Peter Martin	Joseph E. Moore, Esq., Director
Date: June 15, 2006	Date: June 15, 2006

/s/ Calvert A. Morgan, Jr.
Calvert A. Morgan, Jr., Director
Date: June 15, 2006

CHESAPEAKE UTILITIES CORPORATION

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement for Common Stock *
1.2	Form of Underwriting Agreement for debt securities *
4.1
Amended Certificate of Incorporation of Chesapeake Utilities Corporation is incorporated herein by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 1998, File No. 001-11590.

4.2
Amended Bylaws of Chesapeake Utilities Corporation, effective February 24, 2005, are incorporated herein by reference to Exhibit 3 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, File No. 001-11590.

4.3	Form of Trust Indenture between Chesapeake Utilities Corporation and the trustee for the debt securities *
4.4	Form of debt securities *
5.1	Opinion of Baker & Hostetler LLP **
12.1
Computation of Ratio of Earnings to Fixed Charges is incorporated herein by reference to Exhibit 12 of each of the Company’s Annual Reports on Form 10-K for the years ended December 31, 2005, 2004 and 2003, File No. 001-11590. Computation of Ratio of Earnings to Fixed Charges for the quarterly period ended March 31, 2006, is filed herewith. **

23.1	Consent of PricewaterhouseCoopers LLP **
23.2	Consent of Baker & Hostetler LLP (included in Exhibit 5.1)
24.1	Power of Attorney (set forth on the signature page hereto)
25.1	Statement of Eligibility on Form T-1 of [______], as trustee for the Chesapeake Utilities Corporation debt securities *

* To be filed by amendment or as an exhibit to a document incorporated by reference into the  registration statement.

** Filed herewith